                                                                     EXHIBIT 3.2


                                    BYLAWS

                                      OF

                      FIRST HORIZON ASSET SECURITIES INC.



                          Adopted as of March 9, 1999
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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I. - OFFICES........................................................   1
     Section 1.1  Registered Office and Place of Business...................   1

ARTICLE II. - MEETING OF STOCKHOLDERS.......................................   1
     Section 2.1  Place of Meeting..........................................   1
     Section 2.2  Annual Meetings...........................................   1
     Section 2.3  Voting List...............................................   1
     Section 2.4  Special Meetings..........................................   1
     Section 2.5  Notice of Meetings........................................   2
     Section 2.6  Quorum of Stockholders....................................   2
     Section 2.7  Majority Vote; Withdrawal of Quorum.......................   2
     Section 2.8  Method of Voting..........................................   2
     Section 2.9  Record Date; Closing Transfer Books.......................   2
     Section 2.10  Action Without Meeting...................................   3
     Section 2.11  Telephone Meeting........................................   3

ARTICLE III. - DIRECTORS....................................................   3
     Section 3.1  Management of the Corporation.............................   3
     Section 3.2  Number and Qualifications.................................   3
     Section 3.3  Change in Number..........................................   4
     Section 3.4  Removal...................................................   4
     Section 3.5  Vacancies.................................................   4
     Section 3.6  Election of Directors.....................................   4
     Section 3.7  Place of Meetings.........................................   4
     Section 3.8  Annual Meetings...........................................   4
     Section 3.9  Regular Meetings..........................................   4
     Section 3.10  Special Meetings.........................................   5
     Section 3.11  Quorum; Majority Vote....................................   5
     Section 3.12  Compensation.............................................   5
     Section 3.13  Procedure................................................   5
     Section 3.14  Action Without Meeting...................................   5
     Section 3.15  Telephone Meeting........................................   5
     Section 3.16  Chairman of the Board....................................   6

ARTICLE IV. - NOTICE........................................................   6
     Section 4.1  Manner of Giving Notice...................................   6
     Section 4.2  Waiver of Notice..........................................   6

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ARTICLE V. - OFFICERS, EMPLOYEES AND AGENTS:  POWERS AND DUTIES.............   6
     Section 5.1  Elected Officers..........................................   6
     Section 5.2  Appointive Officers.......................................   6
     Section 5.3  Two or More Offices.......................................   7
     Section 5.4  Compensation..............................................   7
     Section 5.5  Term of Office; Removal; Filling of Vacancies.............   7
     Section 5.6  President.................................................   7
     Section 5.7  Vice Presidents...........................................   8
     Section 5.8  Secretary.................................................   8
     Section 5.9  Assistant Secretaries.....................................   8
     Section 5.10  Treasurer................................................   8
     Section 5.11  Assistant Treasurers.....................................   9
     Section 5.12  Additional Powers and Duties.............................   9

ARTICLE VI. - STOCK AND TRANSFER OF STOCK...................................   9
     Section 6.1  Certificates Representing Shares..........................   9
     Section 6.2  Issuance..................................................   9
     Section 6.3  Payment for Shares........................................   9
     Section 6.4  Lost, Stolen or Destroyed Certificates....................  10
     Section 6.5  Transfers of Shares.......................................  10
     Section 6.6  Registered Stockholders...................................  10

ARTICLE VII. - MISCELLANEOUS................................................  10
     Section 7.1  Dividends.................................................  10
     Section 7.2  Reserves..................................................  11
     Section 7.3  Signature of Negotiable Instruments.......................  11
     Section 7.4  Fiscal Year...............................................  11
     Section 7.5  Seal......................................................  11
     Section 7.6  Books and Records.........................................  11
     Section 7.7  Resignation...............................................  11
     Section 7.8  Indemnification...........................................  11
     Section 7.9  Surety Bonds..............................................  11
     Section 7.10  Interested Directors.....................................  12

ARTICLE VIII. - AMENDMENTS..................................................  12
     Section 8.1  Amendments................................................  12

                                    BYLAWS
                                      OF
                      FIRST HORIZON ASSET SECURITIES INC.


                                  ARTICLE I.
                                   OFFICES

      Section 1.1 Registered Office and Place of Business. First Horizon Asset Securities Inc. (the "Corporation") may have, in addition to its registered office in the State of Delaware, offices and places of business at such places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II.
                            MEETING OF STOCKHOLDERS

      Section 2.1 Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such times and at such places within or without the State of Delaware as shall be determined by the Board of Directors.

      Section 2.2 Annual Meetings. An annual meeting of the stockholders commencing with the year 2000 shall be held each year on a month and day to be selected annually by the Board of Directors. At the meeting they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.3 Voting List. At least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books of the Corporation. Such list, for a period of ten days prior to such meetings, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any stockholder at any time during usual business hours. The original stock transfer books shall be prima-facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

      Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, or by the Certificate of Incorporation or by these Bylaws, may be called by the President, the Board of Directors or the holders of not less than ten percent (10%) of all the shares entitled to vote at such meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

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      Section 2.5   Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      Section 2.6 Quorum of Stockholders. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum shall be present or repre sented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2.7 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 2.8 Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

      Section 2.9 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten nor more than sixty days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

      Section 2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the stockholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.

      Section 2.11 Telephone Meeting. Subject to the provisions of applicable law and these Bylaws, stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE III
                                   DIRECTORS

      Section 3.1 Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

      Section 3.2 Number and Qualifications. The Board of Directors shall consist of at least two but no more than six members, none of whom must be a stockholder of the Corporation or a resident of the State of Delaware; provided, that the number of directors (within such bounds) shall be established by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and shall hold office until their successors shall be elected and shall qualify. The corporation shall at all times, except as noted hereafter in the event of death, incapacity, resignation or removal, have at least one Independent Director (as such term is defined in the Corporation's Certificate of Incorporation). In the event of the death, incapacity, resignation or removal of any Independent Director, or in the event that any director acting as an Independent Director shall cease to satisfy the eligibility conditions for an Independent Director, the Board of Directors shall promptly appoint a replacement Independent Director. The Board of Directors shall not vote on any matter requiring the vote of an Independent Director unless and until at least one Independent Director is then serving on the Board.

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      Section 3.3   Change in Number.  The number of directors may be increased or decreased from time to time in accordance with the provisions of Section 3.2 above or by amendment to these Bylaws; provided that at all times the number of directors shall be at least one and no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a meeting of stockholders called for that purpose.

      Section 3.4 Removal. Subject to the express terms of any existing agreement to the contrary among stockholders, any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of a majority in number of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

      Section 3.5 Vacancies. If any vacancies occur in the Board of Directors by the death, resignation, retirement, disqualification or removal from office of any director, or otherwise than as a result of an increase in the number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of stockholders called for that purpose. A director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office. Any vacancy in the Board of Directors to be filled by reason of an increase in the number of directors shall be filled by a vote of a majority of the directors then in office (provided that the term of office of such newly elected directors shall extend only until the next election of directors by the stockholders and provided further that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of the stockholders) or by election at the annual meeting of the stockholders or at a special meeting of stockholders called for that purpose.

      Section 3.6 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

      Section 3.7 Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

      Section 3.8 Annual Meetings. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of the stockholders and at the same place, unless such time or place is changed by majority vote of the directors then elected and serving.

      Section 3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed from time to time by resolutions adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting need be specified in the notice or waiver of notice of such meeting.

      Section 3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President on twenty-four (24) hours' notice to each director either personally or by mail, telegram, telecopy or by a recognized overnight delivery service. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Except as may be otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

      Section 3.11 Quorum; Majority Vote. At all meetings of the Board of Directors, the presence of a two-thirds majority of the directors provided for by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a two-thirds majority of all directors of the Corporation shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      Section 3.12 Compensation. The Board of Directors shall, by unanimous vote, have authority to determine from time to time the amount of compensation, if any, which shall be paid to its members for their services as directors. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

      Section 3.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State. The signed consent, or a signed copy, shall be placed in the minute book of the Corporation.

      Section 3.15 Telephone Meeting. Subject to the provisions of applicable statutes and these Bylaws, members of the Board of Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 3.16 Chairman of the Board. The Board of Directors, by affirmative vote of a majority of the whole Board, may elect one of its members to serve as Chairman of the Board. The Chairman of the Board, if so elected, shall preside at all meetings of the Board of Directors and shall otherwise have all of the duties and rights of the other members of the Board of Directors, including without limitation the right to vote on all matters properly brought before the Board.


                                  ARTICLE IV.
                                    NOTICE

      Section 4.1 Manner of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any committee member, director or stockholder, and no provisions are made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail (postage prepaid), overnight courier, telecopy or personal delivery, in each case addressed to such committee member, director or stockholder at the address appearing on the books of the Corporation. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by recognized overnight delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

      Section 4.2 Waiver of Notice. Whenever any notice is required to be given to any committee member, director or stockholder of the Corporation under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE V.
                        OFFICERS, EMPLOYEES AND AGENTS:
                               POWERS AND DUTIES

      Section 5.1 Elected Officers. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer (none of whom need be a member of the Board). No elected officer of the Corporation need be a stockholder or a resident of the State of Delaware.

      Section 5.2 Appointive Officers. The Board of Directors may also appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board, a stockholder or a resident of the State of Delaware) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors.

      Section 5.3 Two or More Offices. Any two or more offices may be held by the same person.

      Section 5.4 Compensation. The compensation (if any) of the President, any Vice Presidents, the Secretary and the Treasurer shall be fixed from time to time by the vote of the Board of Directors. The Board of Directors may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.

      Section 5.5 Term of Office; Removal; Filling of Vacancies. Unless otherwise specified by the Board at the time of election or in an employment contract approved by the Board, each elected officer's term shall end at the first meeting of directors after the next annual meeting of stockholders. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Each appointed officer or agent shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

      Section 5.6 President. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. The President shall preside when present at meetings of the stockholders and the Board of Directors, and shall have the power to call special meetings of the Board of Directors and stockholders for any purpose or purposes. Subject to the supervision, approval and review of his actions by the Board of Directors, the President shall have authority to: cause the employment or appointment of and the discharge of employees and agents of the Corporation, other than officers, and fix their compensation; suspend for cause, pending final action by the authority which shall have elected or appointed him, any of ficer subordinate to the President; make and sign bonds, deeds, contracts and agreements in the name of and on behalf of the Corporation and to affix the corporate seal thereto; sign stock certificates; and, in general, exercise all the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws. The President shall put into operation the business policies of the Corporation as determined by the Board of Directors and as communicated to him by such bodies. In carrying out such business policies, the President shall, subject to the supervision of the Board of Directors, have general management and control of the day-to-day business operations of the Corporation. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the Corporation are properly kept, made and filed according to law. The President shall be subject only to the authority of the Board of Directors in carrying out his duties. In the absence of or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in order of their seniority, unless otherwise determined by the President or the Board of Directors.

      Section 5.7 Vice Presidents. The Vice Presidents shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated by the President or the Board of Directors.

      Section 5.8 Secretary. The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings of the stockholders and the Board of Directors. He shall have charge of the corporation seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly account able. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President or the Board of Directors.

      Section 5.9 Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as such from time to time be prescribed or delegated to him by the Secretary, the President or the Board of Directors.

      Section 5.10 Treasurer. The Treasurer shall be the chief accounting and financial officer pertaining to the accounts and finances of the Corporation.
He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classi fication; shall supervise the accounting and auditing practices of the Corporation; and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds, and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositaries as the Board of Directors shall from time to time direct or as shall be selected in accordance with procedure established by the Board; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President or the Board of Directors.

      Section 5.11 Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President or the Board of Directors.

      Section 5.12 Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Incorporation or these Bylaws or as the Board of Directors may from time to time determine or as may be assigned to them by any competent superior officer.


                                  ARTICLE VI.
                          STOCK AND TRANSFER OF STOCK

      Section 6.1 Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificate of Incorporation and these Bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Delaware, the holder's name, the number of such shares, the par value of such shares or a statement that such shares are without par value and such other matters as may be required by law. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signature of any such officer may be a facsimile.

      Section 6.2 Issuance. Subject to the provisions of the applicable statutes, the Certificate of Incorporation or these Bylaws, shares may be issued for such consideration and only to such persons as the Board of Directors may unanimously determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

      Section 6.3 Payment for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

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      Section 6.4   Lost, Stolen or Destroyed Certificates.  The Board of
Directors, the President, or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, in its or his discretion may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the President, or any such other officer, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

      Section 6.5 Transfers of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, cancel the old certificate or certificates and record the transaction upon its books.

      Section 6.6 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VII
                                 MISCELLANEOUS

      Section 7.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Delaware General Corporation Law and of the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation, or in any combination thereof.

      The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not less than ten nor more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors,

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the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

      Section 7.2 Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the directors shall think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

      Section 7.3 Signature of Negotiable Instruments. All bills, notes, countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

      Section 7.4 Fiscal Year. The fiscal year of the Corporation shall end on each December 31.

      Section 7.5 Seal. The Corporation's seal shall be in such form, if any, as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

      Section 7.6 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number of the shares held by each.

      Section 7.7 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 7.8 Indemnification. The Corporation shall have the power and obligation to indemnify any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, non-profit entity, employee benefit plan, or other enterprise to the extent set forth in the Certificate of Incorporation.

      Section 7.9 Surety Bonds. Such officers and agents of the Corporation (if any) as the President or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and

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other property of whatever kind in their possession or under their control belonging to the Corpo ration, in such amounts and by such surety companies as the President or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

      Section 7.10  Interested Directors.

             (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

             (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

             (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

             (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders.

             (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                 ARTICLE VIII.
                                  AMENDMENTS

      Section 8.1 Amendments. These Bylaws shall not be altered, amended or repealed and new Bylaws shall not be adopted without the affirmative vote of the holders of at least a majority of the Corporation's shares entitled to vote thereon or a vote of a majority of the members of the Board of Directors at a duly convened meeting thereof.

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